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                                                      EXHIBIT 10.53

                           AGREEMENT TO GUARANTY

DEFINITIONS AND RECITALS:

     A. C. BREWER AND COMPANY, LIMITED, a Hawaii corporation, is herein called "Brewer."

     B. C. BREWER HOMES, INC., a Delaware corporation, is herein called
"Homes."

     C. Bank of Hawaii (the "Bank") has made two credit facilities (the "Facilities") available to Homes for construction of buildings and infrastructures. Homes has requested that the Facilities be amended to provide for working capital. The Bank has agreed to establish a tranche for borrowings in each Facility to be used for working capital purposes (the "Working Capital Tranches") on the condition that Brewer agrees to guarantee up to $4,000,000 of the payments to be made by Homes under the Working Capital Tranches.

     D. Brewer is willing to provide a guaranty to the Bank subject to the terms and conditions of this Agreement, including the execution and delivery to Brewer by Homes of a first mortgage lien on certain fee simple real property, more particularly described below.

AGREEMENTS:

     Now, therefore, intending to be legally bound, Brewer and Homes hereby agree as follows:

     1. AGREEMENT TO GUARANTY. Subject to the satisfaction of the conditions precedent set forth in paragraph 4 below, Brewer shall guarantee to the Bank the payment of Homes' obligations under the Working Capital Tranches up to the aggregate amount of $4,000,000, pursuant to a guaranty document (the "Guaranty") in form and substance acceptable to Brewer.

     2. AGREEMENT TO PAY. Homes shall pay, on Brewer's demand, in immediately available United States funds, all amounts paid by Brewer to the Bank under the Guaranty and all other amounts due to Brewer under the terms of this Agreement, together with interest on such amounts at the rate of 12% per annum. Interest shall accrue from the date that Brewer made payment under the Guaranty or, for other amounts due under this Agreement, from the date of demand.

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     3. SECURITY. Homes' obligations under this Agreement shall be secured by a valid first mortgage lien on certain fee simple property known as "Kalihiwai Ridge III", located on the Island of Kauai in the State of Hawaii and more particularly described in Exhibit A, attached hereto and made a part hereof (the "Property").

     4. CONDITIONS PRECEDENT. Brewer's obligation under this Agreement to execute and delivery the Guaranty is subject to the satisfaction of all of the following conditions:

          a. Brewer shall review and accept the terms of the Guaranty and any documents made by and between Homes and the Bank which evidence the Working Capital Tranches (the "Bank Loan Documents").

          b. Brewer shall have obtained the consent of Brewer's lenders, First Hawaiian Bank and Prudential Capital Corporation, and the approval of the Board of Directors of Brewer and Buyco, Inc. to enter into the Guaranty.

          c. In connection with the Property, Homes shall execute and deliver a mortgage and such other related security documents as Brewer may require, each in form and substance acceptable to Brewer (collectively, the "Security Documents"), and shall provide Brewer with an ALTA Form Lender's Title Insurance Policy in the amount of $4,000,000, assuring to Brewer the validity and first priority of the mortgage lien, and containing such endorsements as Brewer may require.

          d. Homes shall provide Brewer with satisfactory evidence that Homes has obtained all necessary and appropriate authority, approvals and consents, including the consent of the Bank if required by the Facilities, to execute and deliver this Agreement and the Security Documents.

          e. Homes shall pay Brewer a guarantee fee of $12,500.

     5. CHANGES TO THE BANK LOAN DOCUMENTS. Homes shall promptly give Brewer notice and a copy of any and all changes to the Bank Loan Documents or to the Working Capital Tranches and the obligations covered by the Guaranty. If Brewer determines that any such change is unacceptable to Brewer, Homes shall make good faith efforts to have the Guaranty released by the Bank within 30 days of Brewer's determination. If the Bank refuses to release the Guaranty, Homes will provide Brewer with additional security and/or fees satisfactory to Brewer.

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     6. OBLIGATIONS ABSOLUTE. Homes' obligations under this Agreement to pay
Brewer are absolute and unconditional, notwithstanding (a) the existence of any claim of set-off, defense or other right which Homes may have at any time against the Bank, whether in connection with the Facilities or otherwise, or
(b) the unenforceability or invalidity of the Bank Loan Documents or any documents which evidence or secure the Facilities.

     7. DEFAULT. If Homes (a) fails to pay when due any sum due to Brewer under this Agreement or any of the Security Documents or (b) fails, within 30 days of the date of Brewer's written notice to Homes, to perform or observe any other obligation of Homes undertaken in this Agreement or in any of the Security Documents, Homes shall be in default. Upon the occurrence and continuation of such an event of default ("Event of Default"), Brewer shall have the right to exercise all of its remedies under the Security Documents, including foreclosure, and may also exercise any and all other rights and remedies, legal or equitable, available to Brewer.

     8. RIGHT OF SETOFF. At any time after an Event of Default, Brewer may set off obligations owed by Brewer to Homes against the obligations of Homes hereunder, without first resorting to other collateral.

     9. FURTHER ASSURANCE. From time to time within five days after Brewer's request, Homes will execute and delivery such additional documents and provide such additional information as may be reasonably requested by Brewer to carry out the intent of this Agreement.

     10. APPLICATION OF PAYMENTS. Payments under this Agreement may be applied by Brewer to the obligations of Homes under this Agreement and the Security Documents in any manner Brewer deems appropriate.

     11. EXPENSES OF BREWER. Homes will, on demand, reimburse to Brewer all reasonable expenses, including reasonable attorneys' fees, title insurance premiums, recordation fees (including the Special Mortgage Recording Fee), and appraisal fees, incurred by Brewer in connection with this Agreement, the Guaranty, the Security Documents and any amendment, modification, or enforcement of this Agreement or the Security Documents and the collection or attempted collection of the indebtedness evidenced by this Agreement, whether or not legal proceedings are commenced.

     12. WAIVER. Homes waives presentment, demand for payment, notice of dishonor, and any and all other notices or

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demands in connection with the delivery, acceptance, performance, or enforcement of this Agreement.

     13. EXERCISE OF REMEDIES. The failure of Brewer at any time or times to enforce its rights under this Agreement or the Security Documents shall not be construed as having in any way or manner modified or waived the same. All rights and remedies of Brewer are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

     14. NOTICES. Any notices to be given under this Agreement or the Security Documents shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or by FAX, at the following addresses, unless such address is changed by written notice hereunder:

     BREWER:

     C. Brewer and Company, Limited
     827 Fort Street
     Honolulu, Hawaii 96813
     Attention: Kent T. Lucien
     FAX: (808) 544-6182

     HOMES:

     C. Brewer Homes, Inc.
     24 North Church Street, Suite 205
     Wailuku, Maui, Hawaii 96793
     Attention: Edward T. Foley
     FAX: (808) 244-0513

     15. APPLICABLE LAW. The substantive laws of the State of Hawaii shall govern the construction of this Agreement and the rights and remedies of the parties hereto.

     16. BINDING EFFECT. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns, and shall be binding on the parties hereto and their respective successors and assigns.

     17. AMENDMENTS; CONSENTS. No amendment, modification, supplement, termination, or waiver of any provision of this Agreement or the Security Documents may in any event be effective unless in writing signed by the parties.

     18. SEVERABILITY. If any provision of this Agreement or any of the Security Documents shall be held

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invalid under any applicable law, such invalidity shall not affect any other provision that can be given effect without the invalid provision, and, to this end, the provisions of this Agreement and the Security Documents are severable.

     19. TIME IS OF THE ESSENCE. Time is of the essence under and in respect of this Agreement.

     IN WITNESS WHEREOF, Brewer and Homes have duly executed this Agreement as of the 4th day of September, 1996.

                               C. BREWER AND COMPANY, LIMITED

                               By   /s/ Kent D. Lucien
                                 ------------------------------------------
                                 Its Executive Vice President

                               By   /s/ Kathleen F. Oshiro
                                 ------------------------------------------
                                 Its Vice President and Secretary

                               C. BREWER HOMES, INC.


                               By   /s/ B. G. Moynahan
                                 ------------------------------------------
                                 Its


                               By   /s/ Edward Foley
                                 ------------------------------------------
                                 Its


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                                EXHIBIT A

FIRST: All of that certain parcel of land situate at Kilauea, Hanalei, Island and County of Kauai, State of Hawaii, containing an area of
688.381 acres, more or less, bearing State of Hawaii tax map key number Fourth Division, 5-2-002-011, as shown on the tax map attached hereto as Exhibit "1" and made a part hereof.

SECOND: All of that certain parcel of land situate at Kilauea, Hanalei, Island and County of Kauai, State of Hawaii, containing an area of 510.153 acres, more or less, bearing State of Hawaii tax map key number Fourth Division, 5-2-002-012, as shown on the tax map attached hereto as Exhibit
"1" and made a part hereof.

THIRD: All of those certain parcels of land situate at Kilauea, Hanalei,
       Island and County of Kauai, State of Hawaii, being portions of the "Kilauea Agricultural Subdivision, Parcel 14", as shown on the map thereof, filed in the Bureau of Conveyances of the State of Hawaii as File Plan No. 1643, and more particularly described as follows:

          LOT 1, area 26.181 acres, more or less, bearing State of Hawaii tax map key number Fourth Division, 5-2-018-001, and delineated on the tax map attached hereto as Exhibit "2" and made a part hereof.

         LOT 2, area 25.688 acres, more or less, bearing State of Hawaii tax map key number Fourth Division, 5-2-018-002, and delineated on the tax map attached hereto as Exhibit "2" and made a part hereof.

         LOT 3, area 25.350 acres, more or less, bearing State of Hawaii tax map key number Fourth Division, 5-2-018-003, and delineated on the tax map attached hereto as Exhibit "2" and made a part hereof.

         LOT 4, area 10.388 acres, more or less, bearing State of Hawaii tax map key number Fourth Division, 5-2-018-004, and delineated on the tax map attached hereto as Exhibit "2" and made a part hereof.

         LOT 5, area 10.912 acres, more or less, bearing State of Hawaii tax map key number Fourth Division,

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     5-2-018-005, and delineated on the tax map attached hereto as
     Exhibit "2" and made a part hereof.

         LOT 6, area 10.017 acres, more or less, bearing State of Hawaii tax map key number Fourth Division, 5-2-018-006, and delineated on the tax map attached hereto as Exhibit "2" and made a part hereof.

         LOT 7, area 10.104 acres, more or less, bearing State of Hawaii tax map key number Fourth Division, 5-2-018-007, and delineated on the tax map attached hereto as Exhibit "2" and made a part hereof.

         LOT 8, area 10.257 acres, more or less, bearing State of Hawaii tax map key number Fourth Division, 5-2-018-008, and delineated on the tax map attached hereto as Exhibit "2" and made a part hereof.

         LOT 9, area 10.190 acres, more or less, bearing State of Hawaii tax map key number Fourth Division, 5-2-018-009, and delineated on the tax map attached hereto as Exhibit "2" and made a part hereof.

         LOT 10, area 10.262 acres, more or less, bearing State of Hawaii tax map key number Fourth Division, 5-2-018-010, and delineated on the tax map attached hereto as Exhibit "2" and made a part hereof.

         LOT 11, area 25.072 acres, more or less, bearing State of Hawaii tax map key number Fourth Division, 5-2-018-011, and delineated on the tax map attached hereto as Exhibit "2" and made a part hereof.

         LOT 12, area 27.298 acres, more or less, bearing State of Hawaii tax map key number Fourth Division, 5-2-018-012, and delineated on the tax map attached hereto as Exhibit "2" and made a part hereof.

         LOT 13, area 3.700 acres, more or less, bearing State of Hawaii tax map key number Fourth Division, 5-2-018-013, and delineated on the tax map attached hereto as Exhibit "2" and made a part hereof.

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                                  [TAX MAP]


                                  EXHIBIT "1"

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                                  [TAX MAP]


                                  EXHIBIT "2"